Exhibit 99.1
Western Alliance Bancorporation Announces Pricing of Common Stock Offering
LAS VEGAS, NV, May 14, 2009 - (BUSINESS WIRE) — Western Alliance Bancorporation (NYSE: WAL) today announced the pricing of an underwritten public offering of 29,200,000 shares of its common stock at a price of $6.00 per share for gross proceeds of approximately $175.2 million. Western Alliance intends to use the net proceeds from the offering for general corporate purposes, including to increase liquidity and to provide for additional capital and growth.
Western Alliance expects to close the sale of common stock, subject to customary conditions, on May 20, 2009.
Keefe, Bruyette & Woods, Inc. is acting as the lead book-running manager and D.A. Davidson & Co. is acting as co-manager of the offering. Western Alliance has granted the underwriters a 30-day option to purchase up to an additional 4,380,000 shares of Western Alliance common stock to cover over-allotments, if any.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus, copies of which may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019 or by calling toll-free (800) 966-1559 or from D.A. Davidson & Co., Equity Capital Markets, 8 Third Street North, Great Falls, MT 59401 or by calling toll-free (800) 332-5915.
About Western Alliance Bancorporation
Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; other factors affecting the financial services industry generally or the banking industry in particular; and other factors described in our 2008 Form 10-K and other documents filed by us with the Securities and Exchange Commission. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.